UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2019

XTANT MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34951	20-5313323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

(406) 388-0480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2019, Kathie J. Lenzen notified Xtant Medical Holdings, Inc. (the “Company”) of her resignation as Senior Vice President, Finance & Administration and Chief Financial Officer, effective February 26, 2019, for personal reasons. Ms. Lenzen’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective February 11, 2019, the Company appointed Greg Jensen as Vice President, Finance and Interim Chief Financial Officer. Mr. Jensen, age 58, served as a Financial Executive Advisor from May 2005 to February 2019 at GPJ Consulting LLC, a financial consulting firm he founded to drive financial and operational performance for small- and medium-sized businesses. From November 2014 to October 2015, Mr. Jensen also served as Chief Financial Officer at Windings Inc., an international manufacturer of highly specialized components for electrical motors. Additionally, from 2010 to April 2013, Mr. Jensen served as Vice President of Finance at American Solutions for Business Inc., a national distributor of business products and services. Prior to holding these positions, Mr. Jensen served as Chief Financial Officer of WTC Industries Inc., a manufacturing company, from 1996 to 2005. He has over 30 years of finance leadership experience in both public accounting and corporate finance and accounting. He is a Certified Public Accountant (inactive). Mr. Jensen holds a Bachelor of Science in Business Administration, Accounting from the University of North Dakota, Grand Forks.

In connection with Mr. Jensen’s appointment as an officer of the Company, the Company and Mr. Jensen entered into an offer letter, employment agreement and indemnification agreement. Under the terms of his offer letter, Mr. Jensen will be paid an annual base salary of $325,000 and will be eligible to receive an annual bonus with a target bonus opportunity equal to 50% of his annual base salary. The employment agreement contains standard confidentiality, non-competition, non-solicitation and assignment of intellectual property provisions. The indemnification agreement is substantially similar to the indemnification agreements between the Company and its other executive officers. The indemnification agreement may require the Company, among other things, to indemnify Mr. Jensen for expenses, judgments, fines and amounts paid in settlement incurred by him or on his behalf in connection with any proceeding arising out of his service as an officer of the Company, or any of its subsidiaries or any other company or enterprise to which he provides services at the Company’s request.

The foregoing summary description of the offer letter, employment agreement and indemnification agreement with Mr. Jensen does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter, employment agreement and form of indemnification agreement which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item	9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter dated February 7, 2019 between Xtant Medical Holdings, Inc. and Greg Jensen (filed herewith)
10.2	Employment Agreement dated as of February 11, 2019 between Xtant Medical Holdings, Inc. and Greg Jensen (filed herewith)
10.3	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 (SEC File No. 001-34951))

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTANT MEDICAL HOLDINGS, INC.

By:	/s/ Michael Mainelli
Michael Mainelli
Interim Chief Executive Officer

Date: February 11, 2019